EX1A-4 SUBS AGMT 6 subsagreex4.htm SUBS AGREEMENT

OBSIDIAN PRIME INC.
SUBSCRIPTION AGREEMENT

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK FOR AN INDEFINITE PERIOD OF TIME AND WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FURTHERMORE, INVESTORS MUST UNDERSTAND THAT SUCH INVESTMENT IS ILLIQUID AND IS EXPECTED TO CONTINUE TO BE ILLIQUID FOR AN INDEFINITE PERIOD OF TIME. NO PUBLIC MARKET EXISTS FOR THE SECURITIES, AND NO PUBLIC MARKET IS EXPECTED TO DEVELOP FOLLOWING THIS OFFERING.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND STATE SECURITIES OR BLUE SKY LAWS. ALTHOUGH AN OFFERING STATEMENT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), THAT OFFERING STATEMENT DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE ACT. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE MERITS OF THIS OFFERING OR THE ADEQUACY OR ACCURACY OF THE SUBSCRIPTION AGREEMENT OR ANY OTHER MATERIALS OR INFORMATION MADE AVAILABLE TO SUBSCRIBER IN CONNECTION WITH THIS OFFERING THROUGH THE WEBSITE MAINTAINED BY THE COMPANY. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

INVESTORS WHO ARE NOT "ACCREDITED INVESTORS" (AS THAT TERM IS DEFINED IN SECTION 501 OF REGULATION D PROMULGATED UNDER THE ACT) ARE SUBJECT TO LIMITATIONS ON THE AMOUNT THEY MAY INVEST, AS SET OUT IN SECTION 4. THE COMPANY IS RELYING ON THE REPRESENTATIONS AND WARRANTIES SET FORTH BY EACH SUBSCRIBER IN THIS SUBSCRIPTION AGREEMENT AND THE OTHER INFORMATION PROVIDED BY SUBSCRIBER IN CONNECTION WITH THIS OFFERING TO DETERMINE THE APPLICABILITY TO THIS OFFERING OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

PROSPECTIVE INVESTORS MAY NOT TREAT THE CONTENTS OF THE SUBSCRIPTION AGREEMENT, THE OFFERING CIRCULAR OR ANY OF THE OTHER MATERIALS RELATING TO THE OFFERING (THE "OFFERING MATERIALS") AS INVESTMENT, LEGAL OR TAX ADVICE. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THIS OFFERING, INCLUDING THE MERITS AND THE RISKS INVOLVED. EACH PROSPECTIVE INVESTOR SHOULD CONSULT THE INVESTOR'S OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISOR AS TO INVESTMENT, LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THE INVESTOR'S PROPOSED INVESTMENT.

THE COMPANY MAY NOT BE OFFERING THE SECURITIES IN EVERY STATE. THE OFFERING MATERIALS DO NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR JURISDICTION IN WHICH THE SECURITIES ARE NOT BEING OFFERED. THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION AND FOR ANY REASON WHATSOEVER TO MODIFY, AMEND AND/OR WITHDRAW ALL OR A PORTION OF THE OFFERING AND/OR ACCEPT OR REJECT IN WHOLE OR IN PART ANY PROSPECTIVE INVESTMENT IN THE SECURITIES.

1. Subscription.

(a) The undersigned ("Subscriber") hereby irrevocably subscribes for and agrees to purchase shares of Common Stock (the "Securities"), of OBSIDIAN PRIME INC., a California corporation (the "Company"), at a purchase price of $____ per share of Common Stock (the "Per Security Price"), upon the terms and conditions set forth herein.

(b) Subscriber understands that the Securities are being offered pursuant to an offering circular (the "Offering Circular") filed with the SEC as part of the Offering Statement. By executing this Subscription Agreement, Subscriber acknowledges that Subscriber has received this Subscription Agreement, copies of the Offering Circular and Offering Statement, including exhibits thereto, and any other information required by the Subscriber to make an investment decision.

(c) The Subscriber's subscription may be accepted or rejected in whole or in part, at any time prior to a Closing Date, by the Company at its sole discretion. The Company will notify Subscriber whether this subscription is accepted (whether in whole or in part) or rejected. If Subscriber's subscription is rejected, Subscriber's payment (or portion thereof if partially rejected) will be returned to Subscriber without interest and all of Subscriber's obligations hereunder shall terminate.

(d) The aggregate number of Securities sold shall not exceed 75,000,000 shares (the "Maximum Offering"). The Company may accept subscriptions until the termination date given in the Offering Circular, unless otherwise extended by the Company in its sole discretion in accordance with applicable SEC regulations (the "Termination Date"). The Company may elect at any time to close all or any portion of this offering, on various dates at or prior to the Termination Date (each a "Closing Date").

(e) In the event of rejection of this subscription in its entirety, or in the event the sale of the Securities (or any portion thereof) is not consummated for any reason, this Subscription Agreement shall have no force or effect, except for Section 5 hereof, which shall remain in force and effect.

2. Purchase Procedure.

(a) Payment. The purchase price for the Securities shall be paid simultaneously with the execution and delivery to the Company of the signature page of this Subscription Agreement. Subscriber shall deliver a signed copy of this Subscription Agreement (which may be executed and delivered electronically), along with payment for the aggregate purchase price of the Securities by ACH electronic transfer or wire transfer to an account designated by the Company, or by any combination of such methods.

(b) Deposit of Funds. The proceeds of this offering will be deposited directly into an account designated by the Company. There is no minimum offering amount and no escrow agent will be utilized. Upon acceptance of a subscription by the Company, the Company may deposit the proceeds into its account and use them in accordance with the "Use of Proceeds" described in the Offering Circular. If a subscription is rejected in whole or in part, the Subscriber's funds (or the rejected portion) will be returned without interest or deduction.

3. Representations and Warranties of the Company. The Company represents and warrants to Subscriber that, as of each Closing Date: (a) the Company is duly formed, validly existing and in good standing under the laws of the State of California and has all requisite power and authority to execute and deliver this Subscription Agreement; (b) the issuance, sale and delivery of the Securities have been duly authorized by all necessary corporate action, and the Securities, when so issued, sold and delivered against payment therefor, will be duly and validly issued, fully paid and non-assessable; (c) the execution and delivery of this Subscription Agreement are within the Company's powers and have been duly authorized; (d) no governmental order, license, consent, authorization, approval or filing is required except as may be required under Regulation A or applicable state securities laws; (e) the capitalization of the Company is as set forth in the Offering Circular; (f) the financial statements in the Offering Circular fairly present in all material respects the financial condition of the Company; (g) the Company shall use the proceeds as set forth in "Use of Proceeds"; and (h) there is no pending or, to the Company's knowledge, threatened litigation that could materially impact the Company.

4. Representations and Warranties of Subscriber. By executing this Subscription Agreement, Subscriber represents and warrants, as of such Subscriber's Closing Date(s):

(a) Requisite Power and Authority. Subscriber has all necessary power and authority to execute and deliver this Subscription Agreement and to carry out its provisions, and this Subscription Agreement will be a valid and binding obligation of Subscriber.

(b) Investment Representations. Subscriber understands that the Securities have not been registered under the Securities Act and are being offered and sold pursuant to an exemption from registration based in part upon Subscriber's representations herein.

(c) Illiquidity and Continued Economic Risk. Subscriber acknowledges there is no public market for the Securities and no guarantee that a market for their resale will ever exist, must bear the economic risk of this investment indefinitely, and is able to bear the economic risk of losing the entire investment.

(d) Accredited Investor Status or Investment Limits. Subscriber represents that either (i) Subscriber is an "accredited investor" within the meaning of Rule 501 of Regulation D; or (ii) the purchase price, together with any other amounts previously used to purchase Securities in this offering, does not exceed 10% of the greater of the Subscriber's annual income or net worth.

(e) Company Information. Subscriber understands that the Company is subject to all the risks that apply to early-stage companies and has had the opportunity to ask questions of and receive answers from the Company regarding the terms and conditions of this investment.

(f) Valuation. Subscriber acknowledges that the price of the Securities was set by the Company on the basis of the Company's internal valuation and no warranties are made as to value.

(g) Domicile. Subscriber maintains Subscriber's domicile at the address shown on the signature page.

(h) No Brokerage Fees. There are no claims for brokerage commission, finders' fees or similar compensation binding upon Subscriber.

(i) Issuer-Directed Offering; No Underwriter. Subscriber understands that the offering is being conducted by the Company directly and the Company has not engaged an underwriter or placement agent.

(j) Foreign Investors. If Subscriber is not a United States person, Subscriber has satisfied itself as to the full observance of the laws of its jurisdiction in connection with the purchase of the Securities.

5. Survival of Representations. The representations, warranties and covenants made by the Subscriber herein shall survive the Termination Date of this Agreement.

6. Governing Law; Jurisdiction. This Subscription Agreement shall be governed and construed in accordance with the laws of the State of California. Each of the Subscriber and the Company consents to the exclusive jurisdiction of any state or federal court of competent jurisdiction located within California, waives any defense of forum non conveniens, and irrevocably waives all right to trial by jury in any action arising out of or relating to this Subscription Agreement.

7. Notices. Notices relating to this Subscription Agreement shall be in writing and delivered personally, by registered or certified mail, or by email, to the Company at 3130 Balfour Road, Suite D, Brentwood, California 94513, and to a Subscriber at the address shown on the signature page.

8. Miscellaneous. This Subscription Agreement is not transferable or assignable by Subscriber; may not be modified except in a writing signed by the Company and Subscriber; is severable; supersedes all prior discussions and agreements; and may be executed in any number of counterparts, each of which will be deemed an original.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned Subscriber has executed this Subscription Agreement as of the date written below.

No. of Shares to be Purchased: ____________________________________
Total Purchase Price ($): $___________________________________

Print Name and address of Investor: ____________________________________
Signature of Investor: ____________________________________
E-mail Address: _________________________

Accepted as of this _______ day of ___________________, 2026

OBSIDIAN PRIME INC.
By: _______________________________
Name: CYNTHIA STEPHENS
Title: Chief Executive Officer
3130 BALFOUR ROAD, SUITE D
BRENTWOOD, CALIFORNIA 94513